NEWS RELEASE

Exhibit 99.1

Encore Energy Partners LP Announces Year-End Proved Reserves,
Fourth Quarter and Year-End 2010 Results, and
Provides Outlook for 2011

Houston – February 22, 2011 - (Business Wire) – Encore Energy Partners LP (NYSE: ENP) (the “Partnership” or “ENP”) today announced its 2010 year end reserves, unaudited fourth quarter and year end 2010 results, and provided an outlook for 2011.

Proved Reserves

Total proved oil and natural gas reserves at December 31, 2010 were 41.1 million barrels of oil equivalent, consisting of 28.7 million barrels of crude oil, condensate, and natural gas liquids and 74.5 billion cubic feet of natural gas.  Proved reserves were calculated utilizing 12-month average prices during 2010, or $79.43 per Bbl of oil and $4.45 per Mcf of natural gas as compared to $61.18 per Bbl of oil and $3.83 per Mcf of natural gas for 2009.

Using 2010 average prices, the estimated discounted net present value of ENP’s proved oil and natural gas reserves, before projected income taxes and net abandonment costs, using a 10 percent per annum discount rate (“PV-10 Value”) was approximately $703.5 million at December 31, 2010, as compared to a PV-10 Value of approximately $499.8 million at December 31, 2009.

At December 31, 2010, oil, condensate, and natural gas liquids reserves accounted for 70 percent of total proved reserves, and 90 percent of total proved reserves are developed.  The following table summarizes the changes in proved reserves:

MBOE
Reserves at December 31, 2009	43,047
Purchases of minerals-in-place	34
Extensions and discoveries	0
Revisions of previous estimates	1,193
Production	(3,200)
Reserves at December 31, 2010	41,074

ENP’s proved reserve estimates for all of its properties were prepared by independent petroleum engineers from DeGolyer and McNaughton.

Summary of Fourth Quarter and Year End 2010 Results

The following table highlights certain reported amounts for the fourth quarter and year end of 2010 (common units and $ in millions, except quarterly distribution per unit):

	Three Months Ended December 31, 2010		Year Ended December 31, 2010
Adjusted EBITDAX	$32.6		$124.3
Net income excluding certain non-cash items	$14.7		$50.6
Net income (loss)	$(14.2)		$32.1
Distributable cash flow	$27.6		$105.2
Total distributions paid	$22.9		$91.7
Distribution per unit	$0.50		$2.00
Coverage ratio (distributable cash to distributions)	1.21	x	1.15	x
Weighted average diluted common units outstanding	45.3		45.3
Total units to which distributions were paid	45.8		45.8
Oil and natural gas revenues	$47.3		$183.5
Average daily production volumes (BOE/D)	8,567		8,766
Oil as a percentage of total production volumes	70%		70%
Development and exploration costs incurred	$1.8		$6.2

Full Year 2010 Highlights

Adjusted EBITDAX (earnings before depletion, depreciation, and amortization expense; non-cash equity-based compensation expense; exploration expense; interest and other expense; income tax expense; and non-cash derivative fair value gain or loss) totaled $124.3 million for 2010 and distributable cash flow totaled $105.2 million.  Adjusted EBITDAX and distributable cash flow are non-GAAP financial measures which are defined and reconciled to their most directly comparable GAAP measures in the attached financial schedules.

ENP’s net income for 2010 was $32.1 million ($0.70 per diluted common unit).  ENP’s 2010 results include a non-cash derivative fair value loss related to future periods of $16.3 million, non-cash equity-based compensation of $1.3 million, and a $0.9 million non-cash general and administrative (“G&A”) expense for a bank fee paid by Denbury Resources Inc. (the former parent of the Partnership’s general partner) related to a waiver of the change of control provision of the ENP credit agreement.  Excluding these amounts, net income for the year was $50.6 million ($1.10 per diluted common unit).  Net income excluding certain non-cash items is defined and reconciled to its most directly comparable GAAP measure in the attached financial schedules.

Average daily production for 2010 was 6,101 Bbls of oil per day and 15,990 Mcf of natural gas per day, for a combined 8,766 BOE per day.  For 2010, the Partnership’s average realized wellhead oil price was $69.77 per Bbl, and the average realized wellhead natural gas price was $4.82 per Mcf.  In 2010, the Partnership’s oil and natural gas differentials to NYMEX averaged a negative 12 percent ($9.74 per Bbl) and a positive 10 percent ($0.42 per Mcf), respectively.  The average NYMEX oil price was $79.51 per Bbl in 2010, and the average NYMEX natural gas price was $4.40 per Mcf.

Lease operating expense for 2010 was $43.0 million ($13.45 per BOE).

G&A expense for 2010 was $12.4 million ($3.87 per BOE).

Depletion, depreciation, and amortization (“DD&A”) expense for 2010 was $50.6 million ($15.81 per BOE).

In 2010, the Partnership invested a total of $6.2 million in its development and exploration program.

Fourth Quarter 2010 Highlights

Adjusted EBITDAX totaled $32.6 million for the fourth quarter of 2010 and distributable cash flow totaled $27.6 million.  Adjusted EBITDAX and distributable cash flow are non-GAAP financial measures which are defined and reconciled to their most directly comparable GAAP measures in the attached financial schedules.

ENP’s net loss for the fourth quarter of 2010 was $14.2 million ($0.31 per diluted common unit). ENP’s fourth quarter 2010 results include a non-cash derivative fair value loss related to future periods of $28.7 million and non-cash equity-based compensation of $0.3 million.  Excluding these amounts, net income for the quarter was $14.7 million ($0.32 per diluted common unit).  Net income excluding certain non-cash items is defined and reconciled to its most directly comparable GAAP measure in the attached financial schedules.

Average daily production for the fourth quarter of 2010 was 6,004 Bbls of oil per day and 15,379 Mcf of natural gas per day, for a combined 8,567 BOE per day.  For the fourth quarter of 2010, the Partnership’s average realized wellhead oil price was $73.56 per Bbl, and the average realized wellhead natural gas price was $4.74 per Mcf.  During the fourth quarter of 2010, the Partnership’s oil and natural gas differentials to NYMEX averaged a negative 14 percent ($11.60 per Bbl) and a positive 19 percent ($0.76 per Mcf), respectively.  The average NYMEX oil price was $85.16 per Bbl in the fourth quarter of 2010, and the average NYMEX natural gas price was $3.98 per Mcf.

Lease operating expense for the fourth quarter of 2010 was $11.3 million ($14.36 per BOE).

G&A expense for the fourth quarter of 2010 was $2.3 million ($2.93 per BOE).

DD&A expense for the fourth quarter of 2010 was $12.1 million ($15.36 per BOE).

During the fourth quarter of 2010, the Partnership invested $1.8 million in its development and exploration program.

Liquidity Update

At December 31, 2010, ENP had $234 million outstanding under its revolving credit facility and $141 million of remaining availability on its $375 million revolving credit facility.  The amount outstanding on the revolving credit facility decreased $6 million during the quarter as the Partnership continues to apply a portion of distributable cash flow to debt service in order to maintain its strong liquidity position.

2011 Outlook

Based on estimated average 2011 NYMEX pricing of $93.51 and $4.27 for crude oil and natural gas, respectively, the Partnership expects the following for 2011:

Average daily production volumes	7,930 to 8,350 BOE/D
Percentage oil, natural gas and natural gas liquids production	65%, 30% and 5% respectively
Lease operating expense	$12.85 to $13.50 per BOE
G&A expenses	$3.70 to $4.00 per BOE
Production taxes	9.4% of wellhead revenues
Adjusted EBITDAX	$120 to $127 million
Drilling, recompletions and other capital expenditures	$19.5 to $21.0 million

ENP is unique among upstream master limited partnerships, as it employs a variable rate distribution policy whereby the Partnership uses a formulaic guideline to calculate the amount of the quarterly distribution.  The guideline suggests that the Partnership will pay an implied minimum distribution of $1.73 per unit annually and then include 50% of the excess cash flow above a minimum 1.1x distribution coverage ratio.  As there can be significant fluctuations in distributable cash flow from quarter to quarter primarily based on the timing of capital expenditures, the amount of each quarterly distribution considers the expected distributable cash flow for the following twelve months to minimize the volatility in the quarterly distribution rate.

The Partnership’s strategy for 2011 is to significantly increase capital expenditures to approximately $19.5 million to $21.0 million compared to $6.2 million in 2010.  The increase in capital expenditures is to provide long-term value to unitholders by maintaining well production and reducing the decline rate. Absent an accretive acquisition and based on the guidance provided above, the anticipated coverage ratio for 2011 is in the range of 1.1x – 1.2x at a distribution range to unitholders between $1.80 - $1.85 per unit on an annualized basis.  The partnership agreement provides the general partner wide latitude to establish reserves for future capital expenditures and operational needs prior to determining the amount of cash available for distribution.

Conference Call Details

ENP will host the fourth quarter and full year 2010 earnings conference call to be held on Tuesday, February 22, 2011 at 10:00 a.m. Central Time.  The call may be accessed on ENP’s website at www.encoreenp.com.

About Encore Energy Partners LP

Encore Energy Partners LP is a publicly traded master limited partnership focused on the acquisition, production, and development of oil and natural gas properties.  ENP’s  assets consist primarily of producing and non-producing oil and natural gas properties in the Big Horn Basin in Wyoming and Montana, the Williston Basin in North Dakota and Montana, the Permian Basin in West Texas and New Mexico, and the Arkoma Basin in Arkansas and Oklahoma.  By virtue of Vanguard Natural Resources, LLC’s (NYSE: VNR)  (“Vanguard”) acquisition of Encore Energy Partners GP LLC and certain limited partner interests in Encore Energy Partners LP from Denbury Resources Inc. (NYSE: DRI) on December 31, 2010, Vanguard now owns approximately 46% of the common units of ENP.  More information on Vanguard can be found at www.vnrllc.com. More information on ENP can be found at www.encoreenp.com.

Forward-Looking Statements

This press release includes forward-looking statements, which give ENP’s current expectations or forecasts of future events based on currently available information.  Forward-looking statements are statements that are not historical facts, including possible future transactions (including the timing or effects thereof), potential changes in ENP’s current business plan, increases in unitholder value, expected distributions, the benefits, timing, and mix of acquisitions, expected production volumes, expenses, taxes, capital expenditures, and differentials.  The assumptions of management and the future performance of ENP are subject to a wide range of business risks and uncertainties and there is no assurance that these statements and projections will be met.  Factors that could affect ENP’s business include, but are not limited to: the risks associated with drilling of oil and natural gas wells; ENP’s ability to find, acquire, market, develop, and produce new reserves; the risk of drilling dry holes; oil and natural gas price volatility; derivative transactions (including the costs associated therewith and the ability of counterparties to perform thereunder); uncertainties in the estimation of proved, probable, and possible reserves and in the projection of future rates of production and reserve growth; inaccuracies in ENP’s assumptions regarding items of income and expense and the level of capital expenditures; uncertainties in the timing of exploitation expenditures; operating hazards attendant to the oil and natural gas business; drilling and completion losses that are generally not recoverable from third parties or insurance; potential mechanical failure or underperformance of significant wells; climatic conditions; availability and cost of material and equipment; the risks associated with operating in a limited number of geographic areas; actions or inactions of third-party operators of ENP’s properties; availability of capital; the ability of lenders to fulfill their commitments; the strength and financial resources of ENP’s competitors; regulatory developments; environmental risks; uncertainties in the capital markets; general economic and business conditions, including on a worldwide basis; industry trends; and other factors detailed in ENP’s most recent Form 10-K and other filings with the Securities and Exchange Commission.  If one or more of these risks or uncertainties materialize (or the consequences of such a development changes), or should underlying assumptions prove incorrect, actual outcomes may vary materially from those forecasted or expected.  ENP undertakes no obligation to publicly update or revise any forward-looking statements.

Encore Energy Partners LP
Condensed Consolidated Statements of Operations
(in thousands, except per unit amounts)
(unaudited)
	Three Months Ended		Year Ended
	December 31,		December 31,
	2010	2009	2010	2009
Revenues:
Oil	$40,634	$39,452	$155,367	$128,404
Natural gas	6,702	7,011	28,109	21,635
Marketing	62	97	269	478
Total revenues	47,398	46,560	183,745	150,517
Expenses:
Production:
Lease operating	11,320	10,837	43,021	43,451
Production taxes and marketing	4,064	4,587	18,221	16,452
Depletion, depreciation, and amortization	12,108	13,255	50,580	57,481
Exploration	65	58	194	3,132
General and administrative	2,310	2,240	12,398	12,040
Derivative fair value loss	28,493	25,753	14,146	47,464
Total operating expenses	58,360	56,730	138,560	180,020
Operating income (loss)	(10,962)	(10,170)	45,185	(29,503)
Other income (expenses):
Interest	(3,259)	(3,423)	(13,171)	(10,974)
Other	9	128	56	162
Total other expenses	(3,250)	(3,295)	(13,115)	(10,812)
Income (loss) before income taxes	(14,212)	(13,465)	32,070	(40,315)
Income tax benefit (provision)	(36)	149	-	(14)
Net income (loss)	$(14,248)	$(13,316)	$32,070	$(40,329)

Net income (loss) allocation:
Limited partners' interest in net income (loss)	$(14,091)	$(13,169)	$31,722	$(39,913)
General partner's interest in net income (loss)	$(157)	$(147)	$348	$(592)

Net income (loss) per common unit:
Basic	$(0.31)	$(0.29)	$0.70	$(1.01)
Diluted	$(0.31)	$(0.29)	$0.70	$(1.01)

Weighted average common units outstanding:
Basic	45,342	45,280	45,331	39,366
Diluted	45,342	45,280	45,337	39,366

Encore Energy Partners LP
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)
	Year Ended
	December 31,
	2010	2009

Net income (loss)	$32,070	$(40,329)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Non-cash and other items	80,383	179,928
Changes in operating assets and liabilities	8,898	(24,629)
Net cash provided by operating activities	121,351	114,970

Net cash used in investing activities	(7,119)	(41,085)

Financing activities:
Net proceeds from issuance of common units	-	170,089
Net proceeds from (payments on) long-term debt	(21,000)	102,061
Deemed distributions to affiliates in connection with the acquisition of assets	-	(251,247)
Cash distributions to unitholders	(93,382)	(81,652)
Other	(224)	(12,001)
Net cash used in financing activities	(114,606)	(72,750)

Increase (decrease) in cash and cash equivalents	(374)	1,135
Cash and cash equivalents, beginning of period	1,754	619
Cash and cash equivalents, end of period	$1,380	$1,754

Encore Energy Partners LP
Condensed Consolidated Balance Sheets
(in thousands)
	December 31,	December 31,
	2010	2009
	(unaudited)
Total assets	$653,562	$ 719,651

Liabilities (excluding long-term debt)	$70,600	$ 58,647
Long-term debt	234,000	255,000
Partners' equity	348,962	406,004
Total liabilities and partners' equity	$653,562	$ 719,651

Working capital (a)	$2,663	$ 15,558

(a) Working capital is defined as current assets minus current liabilities.

Encore Energy Partners LP
Selected Operating Results
(unaudited)
	Three Months Ended		Year Ended
	December 31,		December 31,
	2010	2009	2010	2009
Total production volumes:
Oil (MBbls)	552	589	2,227	2,364
Natural gas (MMcf)	1,415	1,626	5,836	6,097
Combined (MBOE)	788	860	3,200	3,380

Average daily production volumes:
Oil (Bbls/D)	6,004	6,397	6,101	6,476
Natural gas (Mcf/D)	15,379	17,678	15,990	16,703
Combined (BOE/D)	8,567	9,344	8,766	9,259

Average realized prices:
Oil (per Bbl)	$73.56	$67.03	$69.77	$54.33
Natural gas (per Mcf)	4.74	4.31	4.82	3.55
Combined (per BOE)	60.06	54.05	57.34	44.39

Average expenses per BOE:
Lease operating	$14.36	$12.61	$13.45	$12.86
Production taxes and marketing	5.16	5.34	5.69	4.87
Depletion, depreciation, and amortization	15.36	15.42	15.81	17.01
Exploration	0.08	0.07	0.06	0.93
General and administrative	2.93	2.61	3.87	3.56
Derivative fair value loss	36.15	29.96	4.42	14.04

This press release includes a discussion of "Adjusted EBITDAX," which is a non-GAAP financial measure. The following table provides reconciliations of "Adjusted EBITDAX" to net income (loss) and net cash provided by operating activities, ENP's most directly comparable financial performance and liquidity measures calculated and presented in accordance with GAAP, for the periods indicated:

Encore Energy Partners LP
Non-GAAP Financial Measures
(in thousands, except ratios and per unit amounts)
(unaudited)
	Three Months Ended	Year Ended
	December 31,	December 31,
	2010	2010
Net income (loss)	$(14,248)	$32,070
Depletion, depreciation, and amortization	12,108	50,580
Non-cash equity-based compensation expense	288	1,331
Exploration expense	65	194
Interest expense and other	3,250	13,115
Income taxes	36	-
Non-cash debt-related expense	-	938
Non-cash derivative fair value loss	31,138	26,092
Adjusted EBITDAX	32,637	124,320
Changes in operating assets and liabilities	(6,618)	8,898
Other non-cash expenses	(116)	(50)
Cash interest expense	(2,869)	(11,591)
Cash exploration expense	(62)	(156)
Current income taxes	(51)	(70)
Net cash provided by operating activities	$22,921	$121,351

"Adjusted EBITDAX" is used as a supplemental financial measure by ENP's management and by external users of ENP's financial statements, such as investors, commercial banks, research analysts, and others, to assess: (1) the financial performance of ENP's assets without regard to financing methods, capital structure, or historical cost basis; (2) the ability of ENP's assets to generate cash sufficient to pay interest costs and support its indebtedness; (3) ENP's operating performance and return on capital as compared to those of other entities in the oil and natural gas industry, without regard to financing or capital structure; and (4) the viability of acquisitions and capital expenditure projects and the overall rates of return on alternative investment opportunities.

"Adjusted EBITDAX" should not be considered an alternative to net income (loss), operating income (loss), net cash provided by operating activities, or any other measure of financial performance presented in accordance with GAAP. ENP's definition of "Adjusted EBITDAX" may not be comparable to similarly titled measures of another entity because all companies may not calculate "Adjusted EBITDAX" in the same manner.

This press release also includes a discussion of "Distributable cash flow," which is a non-GAAP financial measure. The following table provides a reconciliation of "distributable cash flow" to net income (loss) and net cash provided by operating activities, ENP's most directly comparable financial performance and liquidity measures calculated and presented in accordance with GAAP, for the periods indicated:

	Three Months Ended	Year Ended
	December 31,	December 31,
	2010	2010
Net income (loss)	$(14,248)	$32,070
Depletion, depreciation, and amortization	12,108	50,580
Non-cash equity-based compensation expense	288	1,331
Non-cash derivative fair value loss	31,138	26,092
Exploration expense	65	194
Non-cash debt-related expense	-	938
Development capital	(1,714)	(6,028)
Distributable cash flow	27,637	105,177
Changes in operating assets and liabilities	(6,618)	8,898
Other non-cash expenses	(116)	(50)
Non-cash interest	381	1,524
Cash exploration expense	(62)	(156)
Deferred income taxes	(15)	(70)
Development capital	1,714	6,028
Net cash provided by operating activities	$22,921	$121,351

ENP believes that "distributable cash flow" is a useful measure of ENP's financial and operating performance and its ability to continue to make quarterly distributions.

"Distributable cash flow" should not be considered an alternative to net income (loss), operating income (loss), net cash provided by operating activities, or any other measure of financial performance presented in accordance with GAAP. ENP's definition of "distributable cash flow" may not be comparable to similarly titled measures of another entity because all entities may not calculate "distributable cash flow" in the same manner.

This press release also includes a discussion of "Coverage ratio," which is a non-GAAP liquidity measure. The following table provides the calculation of "coverage ratio" for the periods indicated:

	Three Months Ended			Year Ended
	December 31, 2010			December 31, 2010
Distributable cash flow		$27,637			$105,177
Divided by:
Equivalent outstanding units	45,846			45,846
Times: cash distribution per unit paid	$0.50	22,923		$2.00	91,692
Coverage ratio		1.21	x		1.15	x

"Coverage ratio" is important to investors as an indicator of whether ENP is generating cash flow at a level that can sustain or support the quarterly distribution and support ENP's goal of enhancing its liquidity. Actual distributions are set by the Board of Directors of ENP's general partner.

This press release also includes a discussion of "Net income excluding certain items," which is a non-GAAP financial measure. The following table provides a reconciliation of "net income excluding certain items" to net income (loss) allocated to unitholders, ENP's most directly comparable financial measure calculated and presented in accordance with GAAP, for the periods indicated:

	Three Months Ended		Year Ended
	December 31, 2010		December 31, 2010
	Total	Per Diluted Common Unit	Total	Per Diluted Common Unit
Net loss allocated to unitholders	$(14,248)	$(0.31)	$32,070	$0.70
Non-cash equity-based compensation expense	288	0.01	1,331	0.03
Non-cash debt-related expense	-	-	938	0.02
Non-cash derivative fair value loss excluding premium amortization	28,664	0.62	16,276	0.35
Net income excluding certain items	$14,704	$0.32	$50,615	$1.10

ENP believes that the exclusion of these items enables it to evaluate operations more effectively period-over-period and to identify operating trends that could otherwise be masked by the excluded items.

"Net income excluding certain items" should not be considered an alternative to net income (loss) allocated to unitholders, operating income (loss), net cash provided by operating activities, or any other measure of financial performance presented in accordance with GAAP. ENP's definition of "net income excluding certain items" may not be comparable to similarly titled measures of another entity because all entities may not calculate "net income excluding certain items" in the same manner.

Encore Energy Partners LP
Derivative Summary as of December 31, 2010
(unaudited)

Oil Derivative Contracts (b)
	Average	Weighted	Average	Weighted	Average	Weighted
	Daily	Average	Daily	Average	Daily	Average
	Floor	Floor	Cap	Cap	Swap	Swap
Period	Volume	Price	Volume	Price	Volume	Price
	(Bbls)	(per Bbl)	(Bbls)	(per Bbl)	(Bbls)	(per Bbl)
2011
	1,880	$80.00	1,440	$95.41	425	$87.10
	1,000	70.00	-	-	760	78.46
	760	65.00	-	-	250	69.65
2012
	750	70.00	500	82.05	1,290	87.60
	1,510	65.00	250	79.25	1,300	76.54
2013
	-	-	-	-	3,550	88.95
2014
	-	-	-	-	3,200	88.95

Natural Gas Derivative Contracts (b)
	Average	Weighted	Average	Weighted	Average	Weighted
	Daily	Average	Daily	Average	Daily	Average
	Floor	Floor	Cap	Cap	Swap	Swap
Period	Volume	Price	Volume	Price	Volume	Price
	(Mcf)	(per Mcf)	(Mcf)	(per Mcf)	(Mcf)	(per Mcf)
2011
	3,398	$6.31	-	$-	7,952	$6.36
	-	-	-	-	550	5.86
	-	-	-	-	1,700	4.71
2012
	898	6.76	-	-	5,452	6.26
	-	-	-	-	2,050	5.26
	-	-	-	-	1,700	4.71
2013
	-	-	-	-	6,500	5.21
	-	-	-	-	1,700	4.71

Interest Rate Swaps
	Notional	Fixed
Period	Amount	Rate	Floating Rate
	(in thousands)
Jan. 2011	$50,000	3.1610%	1-month LIBOR
Jan. 2011	25,000	2.9650%	1-month LIBOR
Jan. 2011	25,000	2.9613%	1-month LIBOR
Jan. 2011 - Mar. 2012	50,000	2.4200%	1-month LIBOR

                                                      (b) Oil prices represent NYMEX WTI monthly average prices. Natural gas contracts are written at various market indices which may differ substantially from equivalent NYMEX prices.

Encore Energy Partners LP
Derivative Summary as of February 18, 2011
(unaudited)
Oil Derivative Contracts (a)
	Average	Weighted	Average	Weighted	Average	Weighted
	Daily	Average	Daily	Average	Daily	Average
	Floor	Floor	Cap	Cap	Swap	Swap
Period	Volume	Price	Volume	Price	Volume	Price
	(Bbls)	(per Bbl)	(Bbls)	(per Bbl)	(Bbls)	(per Bbl)
2011
	1,880	$80.00	1,440	$95.41	1,435	$81.62
			440	100.00

2012
	750	70.00	500	82.05	2,590	83.29
	550	80.00	250	89.00
			550	100.00
2013
	-	-	-	-	3,550	88.95
2014
	-	-	-	-	3,200	88.95

Natural Gas Derivative Contracts (a)
	Average	Weighted	Average	Weighted	Average	Weighted
	Daily	Average	Daily	Average	Daily	Average
	Floor	Floor	Cap	Cap	Swap	Swap
Period	Volume	Price	Volume	Price	Volume	Price
	(Mcf)	(per Mcf)	(Mcf)	(per Mcf)	(Mcf)	(per Mcf)
2011
	3,398	$6.31	-	$-	7,952	$6.36
	-	-	-	-	550	5.86
	-	-	-	-	1,700	4.71
2012
	898	6.76	-	-	5,452	6.26
	-	-	-	-	2,050	5.26
	-	-	-	-	1,700	4.71
2013
	-	-	-	-	6,500	5.21
	-	-	-	-	1,700	4.71

Interest Rate Swaps
	Notional	Fixed
Period	Amount	Rate	Floating Rate
	(in thousands)
Jan. 2011 - Mar. 2012	50,000	2.4200%	1-month LIBOR

                                                     (a) Oil prices represent NYMEX WTI monthly average prices. Natural gas contracts are written at various market indices which may differ substantially from equivalent NYMEX prices.

SOURCE: Encore Energy Partners LP

CONTACT: Encore Energy Partners LP
Investor Relations
Lisa Godfrey, 832-327-2234
enpir@vnrllc.com
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